Exhibit (23)-8

                                   CONSENT
                                      OF
                              SMITH BARNEY INC.

   We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of HEALTHSOUTH Corporation ("HEALTHSOUTH") as Annex B to the Prospectus-Joint Proxy Statement of HEALTHSOUTH and Surgical Health Corporation ("SHC") relating to the proposed merger of a wholly owned subsidiary of HEALTHSOUTH with and into SHC and (ii) references made to our firm and such opinion in "SUMMARY OF PROSPECTUS-JOINT PROXY STATEMENT -- The Merger -- Opinions of Financial Advisors -- HEALTHSOUTH" and "THE MERGER -Background of the Merger" and "-- Opinions of Financial Advisors -HEALTHSOUTH". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    By: /s/ SMITH BARNEY INC.
                                       ------------------------
                                            SMITH BARNEY INC.


New York, New York
March 8, 1995